UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 17, 2011

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”), announced today that it has purchased 1.5 million common units in a private transaction as part of the Partnership’s previously announced unit repurchase program.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.

By:	Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Oakley
Name:	Richard Oakley
Title:	Vice President/Controller

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